Exhibit 10.25

EXECUTION VERSION

FIFTH AMENDED AND RESTATED GUARANTEE AND SECURITY AGREEMENT

FIFTH AMENDED AND RESTATED GUARANTEE AND SECURITY AGREEMENT, dated as of April 10, 2019 (as amended, restated, supplemented, or otherwise modified from time to time, this “Guarantee”), made by STARWOOD PROPERTY TRUST, INC., a Maryland corporation having its principal place of business at 591 West Putnam Avenue, Greenwich, Connecticut 06830 (“Guarantor”), in favor of WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”) and any of its parent, subsidiary or affiliated companies.

RECITALS

Pursuant to that certain Sixth Amended and Restated Master Repurchase and Securities Contract, dated as of April 10, 2019, between and among SPT CA Fundings 2, LLC, a Delaware limited liability company (“SPT Seller”), Starwood Property Mortgage Sub-2, L.L.C. (“Seller 2”), Starwood Property Mortgage Sub-2-A, L.L.C. (“Seller 2-A”, and together with SPT Seller and Seller 2, individually and collectively as the context may require, “Seller”) and Buyer (as amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), Seller agreed to sell, from time to time, to Buyer certain Whole Loans, Senior Interests, Junior Interests, Mezzanine Loans and Mezzanine Participation Interests, each as defined in the Repurchase Agreement (collectively, the “Purchased Assets”), upon the terms and subject to the conditions as set forth therein.

Pursuant to the terms of that certain Amended and Restated Custodial Agreement by and between Wells Fargo Bank, National Association (“Custodian”), Buyer, Starwood 2 and Starwood 2-A dated as of February 28, 2011 (the “Custodial Agreement”), Custodian is required to take possession of the Purchased Assets, along with certain other documents specified in the Custodial Agreement, as Custodian of Buyer and any future purchaser, on several delivery dates, in accordance with the terms and conditions of the Custodial Agreement. The Repurchase Agreement, the Custodial Agreement, this Guarantee and any other agreements executed in connection with the Repurchase Agreement and the Custodial Agreement shall be referred to herein as the “Repurchase Documents”.

Pursuant to the Repurchase Agreement, Seller may be required, from time to time, to enter into Interest Rate Protection Agreements (as defined therein) in form and substance satisfactory to Buyer. In order to induce the Buyer to permit Seller's obligations to be satisfied  by Guarantor, Guarantor has agreed to (a) amend and restate the First Amended and Restated Guarantee in its entirety, (b) assign and grant to Buyer a security interest in any Interest Rate Protection Agreement entered into by Guarantor or Intermediate Starwood Entities for the purpose of satisfying Seller's requirements with respect to Interest Rate Protection Agreements under the Repurchase Agreement and (c) incur the covenants and obligations set forth herein.

It is a condition precedent to Buyer purchasing the Purchased Assets and permitting Guarantor or any of the Intermediate Starwood Entities to enter into Interest Rate Protection Agreements pursuant to the Repurchase Agreement that Guarantor shall have executed and delivered this Guarantee with respect to the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the following: (a) all payment obligations owing by Seller to Buyer under or in connection with the Repurchase Agreement and any other Repurchase Documents; (b) without duplication of payment obligations under the preceding clause (a), any amount that would otherwise be payable by any Hedge Counterparty to Buyer, as assignee of the related Seller Party, in connection with the termination of any Interest Rate Protection Agreement which covers any Other Hedged Asset, but for the reduction in such termination amount payable by the related Hedge Counterparty solely as a result of netting termination payments under any swap transaction under such Interest Rate Protection Agreement relating to such Other Hedged Asset or the exercise of any right of set-off, defense or counterclaim under such Interest Rate Protection Agreement by the related Hedge Counterparty, (c) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; (d) all expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are incurred by Buyer in the enforcement of any of the foregoing or any obligation of Guarantor hereunder; and (e) any other obligations of Seller with respect to Buyer under each of the Repurchase Documents (collectively, the “Obligations”).

NOW, THEREFORE, in consideration of the foregoing premises, to induce Buyer to enter into the Repurchase Documents and to enter into the transactions contemplated thereunder, Guarantor hereby agrees with Buyer, as follows:

1. Defined Terms. Unless otherwise defined herein, terms which are defined in the Repurchase Agreement and used herein are so used as so defined.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

2. Guarantee.       (a) Guarantor hereby unconditionally and irrevocably guarantees to Buyer the prompt and complete payment and performance by Seller when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(b) Notwithstanding anything herein to the contrary, but subject to clause (c) below, the maximum liability of Guarantor hereunder and under the Repurchase Documents  shall  in  no  event  exceed  the  sum  of  (I) for  all  Legacy  Purchased  Assets,  the  sum  of (w) twenty-five percent (25%) of the then-currently unpaid aggregate Repurchase Price of all Purchased  Assets  consisting  of  both  Core  Purchased  Assets  and  CMBS  Purchased  Assets, (x) one-hundred percent (100%) of the then-currently unpaid aggregate Repurchase Price of all Purchased Assets consisting of Flex Purchased Assets, (y) twenty-five percent (25%) of the then-currently unpaid aggregate Repurchase Price of all Purchased Assets consisting of Core Plus Purchased Assets and (z) one-hundred percent (100%) of all amounts due and payable by Guarantor  or  any  Intermediate  Starwood  Entity  under  any  and  all  Interest  Rate  Protection

Agreements with an Affiliated Hedge Counterparty to which Guarantor or any Intermediate Starwood Entity is a party, (II) for all Purchased Assets other than Legacy Purchased Assets, the sum of (x) twenty-five percent (25%) of the then-currently unpaid aggregate Repurchase Price of all Purchased Assets with Debt Yields, as determined on each related Purchase Date, that are equal to or greater than seven percent (7.0%), (y) one-hundred percent (100%) of the then-currently unpaid aggregate Repurchase Price of all Purchased Assets with Debt Yields, as determined on each related Purchase Date, that are less than seven percent (7%) and (z) one-hundred percent (100%) of all amounts due and payable by Guarantor or any Intermediate Starwood Entity under any and all Interest Rate Protection Agreements with an Affiliated Hedge Counterparty to which Guarantor or any Intermediate Starwood Entity is a party, and (III) one hundred percent (100%) of that portion of the unpaid aggregate Repurchase Price that exceeds the Maximum Amount then in effect.

(c) Notwithstanding the foregoing, the limitation on recourse liability as set forth in subsection (b) above SHALL BECOME NULL AND VOID and shall be of no further force and effect and the Obligations shall be fully recourse to Seller and Guarantor, jointly and severally, upon the occurrence of any of the following:

(i) a voluntary bankruptcy or insolvency proceeding is commenced by Seller or any Intermediate Starwood Entity under the U.S. Bankruptcy Code or any similar federal or state law;

(ii) an involuntary bankruptcy or insolvency proceeding is commenced against Seller, any Intermediate Starwood Entity or Guarantor in connection with which Seller, Guarantor, any Intermediate Starwood Entity or any Affiliate of any of the foregoing has or have colluded in any way with the creditors commencing or filing such proceeding; or

(iii) fraud or intentional misrepresentation by Seller, Guarantor, any Intermediate Starwood Entity or any other Affiliate of Seller, Guarantor or any Intermediate Starwood Entity in connection with the execution and the delivery of this Guarantee, the Repurchase Agreement, or any of the other Repurchase Documents, or any certificate, report, financial statement or other instrument or document furnished to Buyer at the time of the closing of the Repurchase Agreement or during the term of the Repurchase Agreement.

(d) In addition to the foregoing and notwithstanding the limitation on recourse liability set forth in subsection (b) above, Guarantor shall be liable for any losses, costs, claims, expenses or other liabilities incurred by Buyer arising out of or attributable to the following items:

(i) any material breach of the separateness covenants set forth in Article 9 of the Repurchase Agreement; and

(ii) any material breach of any representations and warranties by Guarantor contained in any Repurchase Document and any material breach by Seller or Guarantor, or any of their respective Affiliates, of any representations and warranties relating to Environmental Laws, or any indemnity for costs incurred in connection with the violation of any Environmental Law, the correction of any environmental condition, or the removal of any Materials of Environmental Concern, in each case in any way affecting Seller’s or Guarantor’s properties or any of the Purchased Assets.

(e) Nothing herein shall be deemed to be a waiver of any right which Buyer may have under Section 506(a), 506(b), 1111(b) or any other provision of the U.S. Bankruptcy Code to file a claim for the full amount of the indebtedness secured by the Repurchase Agreement or to require that all collateral shall continue to secure all of the indebtedness owing to the Buyer in accordance with the Repurchase Agreement or any other Repurchase Documents.

(f) Guarantor further agrees to pay any and all reasonable expenses (including, without limitation, all reasonable fees and disbursements of counsel) which may be paid or incurred by Buyer in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, Guarantor under this Guarantee. This Guarantee shall remain in full force and effect until the Obligations are paid in full, notwithstanding that from time to time prior thereto Seller may be free from any Obligations.

(g) No payment or payments made by Seller or any other Person or received or collected by Buyer from Seller or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Guarantor hereunder which shall, notwithstanding any such payment or payments, remain liable for the amount of the Obligations until the Obligations are paid in full.

(h) Guarantor agrees that whenever, at any time, or from time to time, Guarantor shall make any payment to Buyer on account of Guarantor’s liability hereunder, Guarantor will notify Buyer in writing that such payment is made under this Guarantee for such purpose.

3. Subrogation. Upon making any payment hereunder, Guarantor shall be subrogated to the rights of Buyer against Seller and any collateral for any Obligations with respect to such payment; provided that Guarantor shall not seek to enforce any right or receive any payment by way of subrogation until all amounts due and payable by Seller to Buyer under the Repurchase Documents or any related documents have been paid in full; and further provided that such subrogation rights shall be subordinate in all respects to all amounts owing to the Buyer under the Repurchase Documents.

4. Amendments, etc. with Respect to the Obligations. Until the Obligations shall have been paid or performed in full, and subject to the provisions of Section 11 of this Guarantee, Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against Guarantor, and without notice to or further assent by Guarantor, any demand for payment of any of the Obligations made by Buyer may be rescinded by Buyer and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by Buyer, and any Repurchase Document and any other document in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as Buyer may deem advisable from time to  time, and any collateral security, guarantee or right of offset at any time held by Buyer for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Buyer shall have no obligation to protect, secure, perfect or insure any lien at any time held by it as security for the Obligations or for this Guarantee or any property subject thereto. When making any demand hereunder against Guarantor, Buyer may, but shall be under no obligation to, make a similar demand on Seller or any other guarantor, and any failure by Buyer to make any such demand or to collect any payments from Seller or any such other guarantor or any release of Seller or such other guarantor shall not relieve Guarantor of its Obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of Buyer against Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

5. Guarantee Absolute and Unconditional. (a) Guarantor hereby agrees that its obligations under this Guarantee constitute a guarantee of payment when due and not of collection. Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by Buyer upon this Guarantee or acceptance of this Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee; and all dealings between Seller or Guarantor, on the one hand, and Buyer, on the other hand, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. Guarantor waives promptness, diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Seller or Guarantor with respect to the Obligations. This Guarantee shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (i) the validity, regularity or enforceability of any Agreement, any of the Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by Buyer, (ii) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by Seller against Buyer, (iii) any requirement that Buyer exhaust any right to take any action against Seller or any other Person prior to or contemporaneously with proceeding to exercise any right against Guarantor under this Guarantee or (iv) any other circumstance whatsoever (with or without notice to or knowledge of Seller or Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of Seller for the Obligations or of Guarantor under this Guarantee, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against Guarantor, Buyer may, but shall be under no obligation, to pursue such rights and remedies that Buyer may have against Seller or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by Buyer to pursue such other rights or remedies or to collect any payments from Seller  or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of Seller or any such other Person or any such collateral security, guarantee or right of offset, shall not relieve Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of Buyer or any Buyer against Guarantor. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon Guarantor and its successors and assigns thereof, and shall inure to the benefit of Buyer, and its successors, endorsees, transferees and assigns, until all of the Obligations shall have been satisfied by payment in full, notwithstanding any sale by Buyer of any Purchased Asset as set forth in Article 10 of the Repurchase Agreement or the exercise by Buyer of any of the other rights and remedies set forth in any of the Repurchase Documents.

(b) Without limiting the generality of the foregoing, Guarantor hereby agrees, acknowledges, and represents and warrants to Buyer as follows:

(i) Guarantor hereby waives any defense arising by reason of, and any and all right to assert against Buyer any claim or defense based upon, an election of remedies by Buyer which in any manner impairs, affects, reduces, releases, destroys and/or extinguishes Guarantor’s subrogation rights, rights to proceed against Seller, or any other guarantor for reimbursement or contribution, and/or any other rights of Guarantor to proceed against Seller against any other guarantor, or against any other person or security.

(ii) Guarantor is presently informed of the financial condition of Seller and of all other circumstances which diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Guarantor hereby covenants that it will make its own investigation and will continue to keep itself informed about each of Seller’s financial condition, the status of other guarantors, if any, of circumstances which bear upon the risk of nonpayment and that it will continue to rely upon sources other than Buyer for such information and will not rely upon Buyer or any Buyer for any such information. Absent a written request for such information by Guarantor to Buyer, Guarantor hereby waives the right, if any, to require Buyer to disclose to Guarantor any information which Buyer may now or hereafter acquire concerning such condition or circumstances including, but not limited to, the release of or revocation by any other guarantor.

(iii) Guarantor has independently reviewed the Repurchase Documents and related agreements and has made an independent determination as to the validity and enforceability thereof, and in executing and delivering this Guarantee to Buyer, Guarantor is not in any manner relying upon the validity, and/or enforceability, and/or attachment, and/or perfection of any liens or security interests of any kind or nature granted by Seller or any other guarantor to Buyer or any Buyer, now or at any time and from time to time in the future.

6. Security Interest. As security for the prompt and complete performance and payment or repayment when due of the Obligations in accordance with the terms and conditions of this Guarantee and the Repurchase Agreement, Guarantor hereby pledges, assigns, conveys and transfers to Buyer, and hereby grants to Buyer, a continuing security interest in, to and under all of Guarantor’s right, title and interest, whether now owned or hereafter acquired, in and to the following (collectively, the “Collateral”): (i) all of Guarantor’s and any Intermediate Starwood Entities’ rights (but none of their obligations) under all Interest Rate Protection Agreements relating to any of the Purchased Assets to which it now or hereafter is or may become a party (“Guarantor’s Interest Rate Protection Agreements”), (ii) the Waterfall Account and all amounts at any time credited thereto, to the extent derived from any Guarantor’s Interest

Rate Protection Agreements and (iii) any and all proceeds of the foregoing, including, without limitation, all interest, and other amounts, income or distributions paid thereon or in respect thereto, including, but not limited to any termination payments (howsoever occurring) to the extent derived from any of Guarantor’s Interest Rate Protection Agreements.

7. Other Provisions Regarding the Collateral.

(a) Further Assurances. Guarantor covenants and agrees that it will, at its  own expense, execute, deliver, file and record any financing statement, specific assignment or other paper and take any other action that may be reasonably necessary or desirable or that Buyer may reasonably require in order to create, preserve, perfect or validate any security interests granted to Buyer hereunder, or the priority thereof, or to enable Buyer to exercise and enforce the security interests granted to Buyer under Section 6 hereof with respect to any of the Collateral and the proceeds thereof.

(b) Access to Information. Guarantor shall afford to Buyer reasonable access to its books and records concerning the Collateral during customary business hours (including, if agreed, by electronic access) and shall permit Buyer to make copies of any records relating thereto.

(c) Notice of Actions. Guarantor will give notice to Buyer of, and defend the Collateral against, any suit, action or proceeding against the Collateral or which could adversely affect the security interests granted hereunder.

(d) Release of Security Interest. Upon the complete and final payment and performance of the Obligations, Buyer shall release its security interest hereunder; provided, that Buyer shall release its security interest in and to any Interest Rate Protection Agreement on the Repurchase Date for the related Purchased Asset and Buyer shall authorize Custodian to release to Guarantor all documents delivered to Custodian with respect to such Interest Rate Protection Agreement and, to the extent any UCC financing statement has been filed against Guarantor with respect to such Interest Rate Protection Agreement, Buyer shall deliver an amendment thereto or termination thereof evidencing the release of such Interest Rate Protection Agreement from Buyer’s security interest therein.

8. Remedies. If any Event of Default shall occur and be continuing, Buyer may, to the extent permitted by law, exercise any of the rights and remedies of a secured party with respect to the Collateral, including any such rights and remedies under the UCC, and, in addition, Buyer may, to the extent permitted by applicable law, without demand of performance and without notice to Guarantor except as provided below, sell the Collateral or any part thereof, in one lot or in separate parcels, for cash or on credit or for future delivery, at any public or private sale or other disposition, and at such price or prices as Buyer may deem appropriate, free from any claim or right of any nature whatsoever of Guarantor, including any equity or right of redemption of Guarantor. If the purchaser fails to take up and pay for the Collateral so sold, such Collateral may be again similarly sold. Buyer may be the purchaser of any or all of the  Collateral sold subject to any rights of Guarantor under, and other requirements of, the UCC and any other applicable law. Guarantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days’ notice to Guarantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Buyer shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Buyer may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned

9. Power of Attorney. Upon and after the occurrence of an  Event  of  Default, Guarantor does hereby by way of security constitute and irrevocably appoint Buyer the true and lawful attorney of Guarantor, with full power (in the name of Guarantor or otherwise), to exercise all rights of Guarantor with respect to the Collateral held for the benefit and security of Buyer under the Guarantee and to ask, require, demand, receive, settle, compromise, compound and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of any of the Collateral held for the benefit and security of Buyer hereunder, to endorse any instruments or orders in connection therewith and to file any claims or take any action or institute any proceedings which Buyer may deem to be necessary or advisable in the premises. The power of attorney granted hereby and all authority hereby conferred are granted and conferred solely to protect Buyer’s interest in the Collateral held for its benefit and security and shall not impose any duty upon Buyer to exercise any power. This power of attorney shall be irrevocable as one coupled with an interest prior to the payment in full of all the Obligations secured under this Guarantee.

10. Application of Collateral and Proceeds. Any cash held by or on behalf of Buyer and any transfer, or the proceeds of any sale, of all or any part of the Collateral pursuant to Section 8 hereof (less the costs and expenses incurred by Buyer in selling such Collateral, including the fees and expenses of counsel) shall be applied by Secured Party in such order as Buyer may elect. Guarantor shall remain liable for any such Obligations remaining unpaid from the foregoing proceeds and shall be entitled to any surplus after any application of such proceeds.

11. Hedge Provisions.      (A) Guarantor covenants and agrees with Buyer that it: (a) will perform and observe in all material respects its covenants and obligations contained in each of Guarantor’s Interest Rate Protection Agreement, (b) will not, without the prior written consent of Buyer, amend, waive or modify any provision of any of Guarantor’s Interest Rate Protection Agreements, fail to deliver a copy of any notice received under any of Guarantor’s Interest Rate Protection Agreements to Buyer or fail to exercise any right thereunder, (c) will not change its name, or change its jurisdiction of organization or location of its chief executive office from its current jurisdiction and location, unless, in conjunction therewith, Guarantor delivers to Buyer such additional UCC financing statements and amendments as Buyer shall reasonably request to allow for Buyer’s continued prior and perfected security interest, (d) will fully and completely prosecute all of its claims and enforce all of its rights under all of Guarantor’s Interest Rate Protection Agreements available to Guarantor under applicable law, (e) will take all reasonable and necessary action to prevent the termination or cancellation of any of Guarantor’s Interest Rate Protection Agreements in accordance with the terms thereof or otherwise (except for any scheduled termination or any voluntary termination thereof by Guarantor, but only as permitted in the Repurchase Agreement), (f) will take all actions reasonably necessary to enforce against the Hedge Counterparty each covenant and obligation of each such Hedge Counterparty under each of Guarantor’s Interest Rate Protection Agreements and all related documents and instruments including, without limitation all irrevocable direction letters as to payment of proceeds, each of which shall be in form and substance substantially similar to the form attached as Exhibit B hereto (“Irrevocable Direction Letters”), (g) fully enforce and prosecute all claims against each related Hedge Counterparty (including but not limited to claims in bankruptcy or any Insolvency Proceeding) that arise under each related Interest Rate Protection Agreement, Irrevocable Direction Letter or under applicable law, (h) with respect to any ISDA Master Agreement that is a Guarantor’s Interest Rate Protection Agreement, Guarantor and the related Intermediate Starwood Entity may, upon prior written notice to Buyer, enter into any Confirmation thereunder relating to any asset that is not a Purchased Asset and (i) if any Hedge Counterparty pledges collateral to Guarantor in connection with any Interest Rate Protection Agreement, Guarantor shall pledge all such collateral to Buyer pursuant to a separate security agreement and any other related documents reasonably requested by Buyer in order to perfect the underlying security interest, each in form and substance satisfactory to Buyer.

(B) In addition, Guarantor shall not (i) waive any default under, or breach of, any Guarantor’s Interest Rate Protection Agreement; or (ii) petition, request or take any other legal or administrative action that seeks, or may reasonably be expected to, impair any of its rights under any Guarantor’s Interest Rate Protection Agreement; or (iii) amend, supplement, modify or agree to any variation of any of Guarantor’s Interest Rate Protection Agreement, in each case without the prior written consent of Buyer.

(C) Prior to entering into any Confirmations in respect of a Guarantor’s Interest Rate Protection Agreement, Guarantor and the related Intermediate Starwood Entity shall cause the counterparty to such Confirmation other than an Affiliated Hedge Counterparty to enter into a Consent and Acknowledgment in substantially the form attached as Exhibit A hereto. Any Confirmations entered into in respect of an Interest Rate Protection Agreement shall specify the Waterfall Account as the account to which any and all payments to Guarantor or the related Intermediate Starwood Entity in respect of all transactions to which such Confirmation relates are to be made.

12. Reinstatement. This Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by Buyer upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Seller or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any of Seller or any substantial part of Seller’s property, or otherwise, all as though such payments had not been made.

13. Payments. Guarantor hereby agrees that the Obligations will be paid to Buyer without set-off or counterclaim in U.S. Dollars at the address specified in writing by Buyer.

14. Representations and Warranties. Guarantor represents and warrants that:

(a) Guarantor has the legal capacity and the legal right to execute and deliver this Guarantee and to perform Guarantor’s obligations hereunder;

(b) no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or governmental authority and no consent of any other Person (including, without limitation, any creditor of Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guarantee;

(c) this Guarantee has been duly executed and delivered by Guarantor and constitutes a legal, valid and binding obligation of Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in proceedings in equity or at law);

(d) the execution, delivery and performance of this Guarantee will not violate any law, treaty, rule or regulation or determination of an arbitrator, a court or other governmental authority, applicable to or binding upon Guarantor or any of its property or to which Guarantor or any of its property is subject (“Requirement of Law”), or any provision of any security issued by Guarantor or of any agreement, instrument or other undertaking to which Guarantor is a party or by which it or any of its property is bound (“Contractual Obligation”), and will not result in or require the creation or imposition of any lien on any of the properties or revenues of Guarantor pursuant to any Requirement of Law or Contractual Obligation of Guarantor;

(e) no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the Knowledge of Guarantor, threatened by or against Guarantor or against any of Guarantor’s properties or revenues with respect to this Guarantee or any of the transactions contemplated hereby;

(f) except as disclosed in writing to Buyer prior to the date hereof, Guarantor has filed or caused to be filed all tax returns which, to the Knowledge of Guarantor, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against him or any of Guarantor’s property and all other taxes, fees or other charges imposed on him or any of Guarantor’s property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings); no tax lien has been filed, and, to the Knowledge of Guarantor, no claim is being asserted, with respect to any such tax, fee or other charge;

(g) Guarantor (i) has been duly organized and validly exists in good standing as a corporation under the laws of the State of Maryland, (ii) has all requisite power, authority, legal right, licenses and franchises, (iii) is duly qualified to do business in all jurisdictions necessary, and (iv) has been duly authorized by all necessary action, to (I) own, lease and operate its properties and assets, (II) conduct its business as presently conducted, and (III) execute, deliver and perform its obligations under the Repurchase Documents to which it is a party;

(h) Guarantor’s exact legal name is set forth in the preamble and signature pages of this Guarantee;

(i) Guarantor’s location (within the meaning of Article 9 of the UCC), and the office where Guarantor keeps all records (within the meaning of Article 9 of the UCC) is at the address of Seller referred to in Annex 1 of the Repurchase Agreement, and Guarantor has not changed its name or location within the past twelve (12) months;

(j) Guarantor’s organizational identification number is D13065958 and its tax identification number is 27-0247747; and

(k) Guarantor shall not cause Seller to make any of the representations and warranties of Seller set forth in Sections 7.17 or 7.18 of the Repurchase Agreement in a manner which such representations and warranties would be untrue or misleading when so made. Guarantor and all Affiliates of Guarantor are in compliance with the Foreign Corrupt Practices Act of 1977 and any foreign counterpart thereto. Neither Guarantor nor any Affiliate of Guarantor has made, offered, promised or authorized a payment of money or anything else of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to any foreign official, foreign political party, party official or candidate for foreign political office, or (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to Guarantor, any Affiliate of Guarantor or any other Person, in violation of the Foreign Corrupt Practices Act.

Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by Guarantor on the date of each Transaction under the Repurchase Agreement, on and as of such date of the Transaction, as though made hereunder on and as of such date.

15. Covenants.

Guarantor (on a consolidated basis, but adjusted to remove the impact of consolidating any variable interest entities under the requirements of Accounting Standards Codification (“ASC”) Section 810 and/or transfers of financial assets accounted for as secured borrowings under ASC Section 860, as both of such ASC sections are amended, modified and/or supplemented from time to time) shall satisfy each of the following covenants:

(a) Interest Coverage. Guarantor shall not permit the ratio of its EBITDA to its Interest Expense for any Test Period to be less than 1.4 to 1.0 at any time.

(b) Leverage. Guarantor shall not permit the ratio of its Total Indebtedness to its Total Assets for any Test Period to be greater than 0.80 to 1.0 at any time.

(c) Liquidity. Subject to Section 26 hereof, Guarantor shall not permit its Liquidity to be less than $175,000,000, at any time, and Guarantor shall not permit its Cash Liquidity to be less than $75,000,000 at any time.

(d) Tangible Net Worth. Guarantor shall not permit its Tangible Net Worth to be less than $3,103,735,000, plus (i) seventy-five percent (75%) of the net cash proceeds (net of underwriting discounts and commissions, and other out-of-pocket expenses incurred by Guarantor in connection with such issuance or sale) received by Guarantor from the issuance or sale of Capital Stock (other than Capital Stock constituting Convertible Debt Securities) occurring after the date hereof, plus (ii) seventy-five percent (75%) of any increase in capital or shareholders’ equity (or like caption) on the balance sheet of Guarantor resulting from the settlement, conversion or repayment of any Convertible Debt Securities occurring after the date hereof.

(e) Fixed Charge Coverage Ratio. Guarantor shall not permit its Fixed Charge Coverage Ratio for any Test Period to be less than 1.50 to 1.00 at any time.

(f) REIT Status. Guarantor shall maintain at all times its status as a REIT.

(g) Interest Rate Protection Agreements. Guarantor and the Intermediate Starwood Entities shall not enter into any amendment, supplement or modification to any Interest Rate Protection Agreement without the prior written consent of Buyer, such consent not to be unreasonably withheld, conditioned or delayed.

(h) AML Compliance. Guarantor shall not cause Seller to breach any of the covenants set forth in Sections 8.19 and 8.20 of the Repurchase Agreement.

16. Severability. Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

17. Paragraph Headings. The paragraph headings used in this Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

18. No Waiver; Cumulative Remedies.  Buyer shall not by any act (except by a written instrument pursuant to Section 19 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or event of default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of Buyer, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by Buyer of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which Buyer would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

19. Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Guarantor and Buyer, provided that, subject to any limitations set forth in the Repurchase Agreement, any provision of this Guarantee may be waived by Buyer in a letter or agreement executed by Buyer or by telex or facsimile transmission from Buyer. This Guarantee shall be binding upon the heirs, personal representatives, successors and assigns of Guarantor and shall inure to the benefit of Buyer, and their respective successors and assigns. THIS GUARANTEE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN

CONNECTION WITH THIS GUARANTEE, THE RELATIONSHIP OF THE PARTIES, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PRINCIPLES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

20. Notices. Notices by Buyer to Guarantor may be given by mail, or by telecopy transmission, addressed to Guarantor at the address or transmission number set forth under its signature below and shall be effective (a) in the case of mail, five days after deposit in the postal system, first class certified mail and postage pre-paid, (b) one Business Day following timely delivery to a nationally recognized overnight courier service for next Business Day delivery and (c) in the case of telecopy transmissions, when sent, transmission electronically confirmed. Notices to Buyer by Guarantor may be given in the manner set forth in the Repurchase Agreement.

21. SUBMISSION TO JURISDICTION; WAIVERS. EACH OF GUARANTOR AND BUYER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(A)       SUBMITS FOR GUARANTOR AND GUARANTOR’S PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE AND THE OTHER REPURCHASE DOCUMENTS TO WHICH GUARANTOR IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(B)       CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN  AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(C)       AGREES THAT SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING UNDER THIS GUARANTEE MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH PARTY AT SUCH PARTY’S ADDRESS, AS SET FORTH UNDER GUARANTOR’S SIGNATURE BELOW, WITH RESPECT TO DELIVERIES SENT TO GUARANTOR, OR, WITH RESPECT TO DELIVERIES SENT TO BUYER, AT THE ADDRESS SET FORTH IN THE REPURCHASE AGREEMENT, OR, IN EITHER CASE, AT SUCH OTHER ADDRESS OF WHICH THE OTHER PARTY SHALL HAVE BEEN NOTIFIED; AND

(D)       AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

22. Integration. This Guarantee represents the agreement of Guarantor with respect to the subject matter hereof and there are no promises or representations by Buyer or any Buyer relative to the subject matter hereof not reflected herein.

23. Acknowledgments. Guarantor hereby acknowledges that:

(a)        Guarantor has been advised by counsel in the negotiation, execution and delivery of this Guarantee and the related documents;

(b)        neither Buyer nor any Buyer has any fiduciary relationship to Guarantor, and the relationship between Buyer and Guarantor is solely that of surety and creditor; and

(c)        no joint venture exists between or among any of Buyer, the Buyers, Guarantor and Seller.

24. Intent. Guarantor intends (a) this Guarantee to constitute a security agreement or arrangement or other credit enhancement within the meaning of Section 101 of the Bankruptcy Code related to a “securities contract” as defined in Section 741(7)(A)(xi) of the Bankruptcy Code and, to the extent that this Guarantee relates to a Transaction under the Repurchase Agreement that has a maturity date of less than one (1) year, a security agreement or arrangement or other credit enhancement related to a “repurchase agreement” as that term is defined in Section 101(47)(A)(v) of the Bankruptcy Code, and (b) that, with respect to this Guarantee, (x) Buyer (for so long as Buyer is a “financial institution”, a “financial participant” or other entity listed in Section 555 of the Bankruptcy Code) shall be entitled to the benefits and protections afforded under Section 555 of the Bankruptcy Code with respect to a “securities contract” and (y) to the extent that this Guarantee relates to a Transaction under the Repurchase Agreement that has a maturity date of less than one (1) year, Buyer (for so long as Buyer is a “repo participant” or a “financial participant”) shall be entitled to the benefits and protections afforded under Section 559 of the Bankruptcy Code.

25. WAIVERS OF JURY TRIAL. EACH OF GUARANTOR AND BUYER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTEE OR ANY RELATED DOCUMENT AND FOR ANY COUNTERCLAIM HEREIN OR THEREIN.

26. Effect of Amendment and Restatement; No Novation. From and after the date hereof, that certain Fourth Amended and Restated Guarantee and Security Agreement, dated as of September 16, 2016 (as amended, modified and/or restated prior to the date hereof, the “Existing Guarantee Agreement”), from Guarantor in favor of Buyer, is hereby amended, restated and superseded in its entirety by this Guarantee. The parties hereto acknowledge and agree that the liens and security interests granted under the Original Guarantee (as defined in the Existing Guarantee Agreement) and under the Existing Guarantee Agreement are, in each case, continuing in full force and effect and, upon the amendment and restatement of the Existing Guarantee Agreement pursuant to this Guarantee, such liens and security interests secure and continue to secure the payment of the Obligations. Guarantor entered into this Guarantee solely to amend and restate in their entirety the terms of the Existing Guarantee Agreement and does not intend this Guarantee to be, and this Guarantee shall not be construed to be, a novation of any of the obligations owing by Guarantor under or in connection with the Existing Guarantee Agreement. It is the intention of Guarantor that any reference to the Existing Guarantee Agreement in any Repurchase Document shall be deemed to reference this Guarantee.

For the avoidance of doubt, the parties hereto further acknowledge and agree that, notwithstanding the amendment and restatement of the Existing Guarantee Agreement, the provisions of Section 10 of that certain Amendment to Fourth Amended and Restated Guarantee and Security Agreement, dated as of March 15, 2019 between Buyer and Guarantor, shall apply, and be effective, with respect to the covenants set forth in Sections 15(a) and 15(b) of this Guarantee, mutatis mutandis, to the same extent as if the Existing Guarantee Agreement were still in effect.

Notwithstanding anything to the contrary contained in this Guarantee, Guarantor and Buyer agree that, if (a) Guarantor has entered into amendments of its liquidity covenants with each of the other repurchase buyers under all repurchase facilities that currently (or as of the Liquidity Covenant Modification Effective Date (as defined below)) have liquidity covenants more favorable to such repurchase buyers than the Requested Liquidity Covenant (as defined below) (such repurchase facilities, the “Other Facilities”) to which Guarantor is a party or with respect to which Guarantor is obligated (either as a primary or secondary obligor) on or before April 10, 2020, and (b) in all of such amendments to the Other Facilities, Guarantor’s liquidity covenant has been modified to be less restrictive to Guarantor than the liquidity covenant expressly set forth in Section 15(c) hereof, then Guarantor will give Buyer prompt notice thereof and, upon the earlier of (such earlier date, the “Liquidity Covenant Modification Effective Date”) (i) April 10, 2020 and (ii) the date upon which Guarantor has entered into such amendments of its liquidity covenants with respect to each of its Other Facilities, Section 15(c) of this Guarantee shall be deemed to be automatically modified to conform to the most restrictive of such less restrictive liquidity covenants of the Other Facilities (as amended) (such covenant, the “MFN Liquidity Covenant”); provided that, notwithstanding the foregoing, in no event shall the foregoing cause, and the foregoing shall not cause, the financial covenant in Section 15(c) of this Guarantee to be any less restrictive than a liquidity covenant requiring that Guarantor not permit at any time (x) its Liquidity (as defined in the Repurchase Documents on the date hereof) to be less than $150,000,000 or (y) its Cash Liquidity (as defined in the Repurchase Documents on the date hereof) to be less than $50,000,000 (such covenant as described in the preceding clauses (x) and (y), the “Requested Liquidity Covenant”), and in the event that the MFN Liquidity Covenant is less restrictive than the Requested Liquidity Covenant, then on the Liquidity Covenant Modification Effective Date, Section 15(c) of this Guarantee, with no further action required on the part of either Guarantor or Buyer, shall automatically be modified, mutatis mutandis, to conform to the Requested Liquidity Covenant; and provided,  further, that, for the avoidance of doubt, Section 15(c) of this Guarantee shall at all times be subject in all respects to Section 27 of this Guarantee. Guarantor agrees, at Buyer’s request, to execute and deliver any related amendments to this Guarantee to document the modifications contemplated by this paragraph, provided that the execution of any such amendments shall not be a precondition to the effectiveness thereof, but shall merely be for the convenience of Buyer and Guarantor.

27. Maintenance of Financial Covenants; Scope of Guarantee. Guarantor and Buyer each agree that, to the extent that Guarantor is obligated (either as a primary or secondary obligor) under any other repurchase agreement or warehouse facility or any amendments thereto (whether now in effect or in effect at any time during the term of the Repurchase Agreement) to comply with a financial covenant that is comparable to any of the financial covenants set forth in this Guarantee and such comparable financial covenant is more restrictive to Guarantor or otherwise more favorable to the related lender or buyer thereunder than any financial covenant hereunder, or is in addition to any financial covenant set forth in this Guarantee, then such comparable or additional financial covenant shall, with no further action required on the part of either Guarantor or Buyer, automatically become a part hereof and be incorporated herein, and Guarantor hereby covenants to maintain compliance with such comparable or  additional financial covenant at all times throughout the terms of this Guarantee. Guarantor agrees to promptly notify Buyer of the execution of any agreement, amendment or other document that would cause the provisions of this Section 27 to become effective. Guarantor further agrees, at Buyer’s request, to execute and deliver any related amendments to this Guarantee, provided that the execution of such amendment shall not be a precondition to the effectiveness of such amendment, but shall merely be for the convenience of Buyer and Guarantor.

28. Recognition of the U.S. Special Resolution Regimes.

(a)        In the event that Buyer becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from Buyer of this Guarantee,  and any interest and obligation in or under this Guarantee, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Guarantee, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)        In the event that Buyer or a BHC Act Affiliate of Buyer becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Guarantee that may be exercised against Buyer are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Guarantee were governed by the laws of the United States or a state of the United States.

[SIGNATURES COMMENCE ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned has caused this Guarantee Agreement to be duly executed and delivered as of the date first above written.

STARWOOD PROPERTY TRUST, INC.,
a Maryland corporation

By:	/s/ Andrew J. Sossen
	Name:	Andrew J. Sossen
Title:

Address for Notices:

Starwood Property Trust, Inc.

c/o Starwood Capital Group

591 West Putnam Avenue

Greenwich, Connecticut 06830

Attention: Andrew Sossen

With a copy to:

Robert L. Boyd, Esq.

Sidley Austin LLP

787 Seventh Avenue

New York, NY 10019

WF-Starwood - Fifth Amended and Restated Guarantee and Security Agreement

Acknowledged and Agreed:

WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association

By:	/s/ H. Lee Goins III
	Name:	H. Lee Goins III
	Title:	Managing Director

WF-Starwood - Fifth Amended and Restated Guarantee and Security Agreement

EXHIBIT A

[Letterhead of Hedge Counterparty]

CONSENT AND ACKNOWLEDGEMENT

[           ] [      ], 20[    ]

Wells Fargo Bank, National Association

One Wells Fargo Center

301 South College Street

MAC D1053-053, 5th Floor

Charlotte, North Carolina 28202

Attention: H. Lee Goins III

Starwood Property Trust, Inc.

591 West Putnam Avenue Greenwich,

Connecticut 06830

Attention: Andrew Sossen

Ladies and Gentleman:

Reference is made to the Confirmation, dated as of  [           ] [      ], 20[    ]  and designated by reference number [           ] , entered into by and between Starwood Property Trust,    Inc. (“Starwood”) and [           ] (“Counterparty”) (the “Confirmation”) in the form attached hereto, which is governed by the ISDA Master Agreement (the “ISDA Form”) dated [           ] [      ], 20[    ] (the ISDA Form, together with the Schedule thereto and the Confirmation, the “Agreement”) between Starwood and Counterparty. Capitalized terms used herein and not otherwise defined shall have the meaning given in or incorporated by reference in the Agreement.

For purposes of Section 7 of the ISDA Form, Counterparty hereby consents to the collateral assignment and grant by Starwood to Wells Fargo Bank, National Association (“Wells Fargo”) pursuant to the Fifth Amended and Restated Guarantee and Security Agreement, dated April 10, 2019 (from Starwood in favor of Wells Fargo (the “Guarantee”), of all right, title and interest (but none of the obligations) of Starwood in the Agreement and in the transaction evidenced by the Confirmation (the “Transaction”), together with all present and future amounts payable by Counterparty to Starwood under or in connection with the Confirmation represented by the Transaction with respect to the period commencing on the Purchase Date (as defined in the Sixth Amended and Restated Master Repurchase and Securities Contract, dated as of April 10, 2019, by and among Wells Fargo, Starwood Property Mortgage Sub-2, L.L.C., Starwood Property Mortgage Sub-2-A, L.L.C. and SPT CA Fundings 2, LLC (the “MRA”)) for the related Transaction (as defined in the MRA and, for purposes of this Confirmation, hereinafter called the “MRA Transaction”) and ending on the date on which Starwood shall have repaid Wells Fargo all amounts owing in respect of the MRA Transaction on the related Repurchase Date (as defined in the MRA) in full and the security interest of the MRA with respect to the MRA Transaction is released.

Each of Starwood and Counterparty hereby agrees that pursuant to the Irrevocable Direction Letter, dated as of the date hereof (the “Direction Letter”), Counterparty will make all payments represented by the Transaction otherwise due to Starwood under or pursuant to the terms of the Confirmation to Wells Fargo in accordance with written instructions set forth therein.  Further, each of Starwood and Counterparty hereby agrees that, upon the occurrence  and during the continuance of an Event of Default under the MRA, Wells Fargo shall have the right to exercise and enforce any and all rights of Starwood under the Confirmation.

In connection with the acknowledgement by Counterparty of the assignment and grant by Starwood of all its right, title and interest (but none of its obligations) under the Transaction, each of the Starwood and Counterparty hereby agree that the occurrence of an “Event of Default” under the MRA shall constitute an Additional Termination Event for which Counterparty shall be the Affected Party and the Transaction shall be the Affected Transaction, and Wells Fargo shall have the right to either: (i) deliver notice to Starwood and Counterparty designating an Early Termination Date with respect to such Additional Termination Event, or (ii) notwithstanding anything to the contrary in the Agreement (including Section 6 of the ISDA Form), direct Counterparty to enter into a novation agreement whereby Starwood would be replaced as a party to the Transaction with a replacement counterparty. All amounts payable to Counterparty in connection with such Early Termination Date or novation agreement shall be subject to the Direction Letter to Counterparty to make all payments under the Transaction in accordance with the written instructions set forth therein.

This Consent and Acknowledgement constitutes notification to the account debtor of the assignment of Starwood’s rights under the Agreement and the Confirmation for purposes of Section 9-404(a)(2) of the Uniform Commercial Code.

Counterparty hereby acknowledges the grant of the power of attorney conferred under Section 15 of the Guarantee, and agrees to accept any exercise by Wells Fargo of such power in connection therewith.

The pledge by Starwood to Wells Fargo referred to herein does not include the delegation to Wells Fargo of any of Starwood’s duties, responsibilities or obligations under the Agreement, and Starwood shall remain liable to perform all duties, responsibilities and obligations to be performed by Starwood thereunder. Without limitation of the foregoing, Wells Fargo shall not have any obligation or liability under the Agreement or by reason of or arising out of the pledge referred to herein or the receipt by Wells Fargo of any payment, and Starwood specifically agrees to indemnify and forever hold Wells Fargo harmless from any claim or liability on account thereof, including, without limitation, reasonable attorneys’ fees incurred, except to the extent arising solely from the fraud, gross negligence, or willful misconduct of Wells Fargo or its officers, directors, employees or agents.

THIS CONSENT AND ACKNOWLEDGEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[NO FURTHER TEXT ON THIS PAGE]

[HEDGE COUNTERPARTY]

By:
Name:
Title:

STARWOOD PROPERTY TRUST, INC.

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:
Name:
Title:

EXHIBIT B

FORM OF IRREVOCABLE DIRECTION LETTER

[           ] [      ], 20[    ]

[HEDGE COUNTERPARTY]

Re:       ISDA Agreement and Master Repurchase and Securities Contract (each as defined below)

Ladies and Gentlemen:

This Irrevocable Direction Letter is hereby transmitted by Starwood Property Trust, Inc. (“Starwood Parent”) to [                     ] pursuant to the ISDA Agreement defined below.

Wells Fargo Bank, National Association (“WFB”), Starwood Property Mortgage Sub-2, L.L.C., Starwood Property Mortgage Sub-2-A, L.L.C. and SPT CA Fundings 2, LLC, (individually and collectively, as the context may require, “Starwood Sub”) are parties to a Sixth Amended and Restated Master Repurchase and Securities Contract dated as of April 10, 2019 (the “Repurchase Agreement”), pursuant to which Starwood Sub is selling certain assets to WFB for future repurchase by Starwood Sub, all pursuant to the terms thereof.

Pursuant to the Repurchase Agreement, Starwood Sub is required, from time to time, to enter into Interest Rate Protection Agreements (as defined in the Repurchase Agreement) in form and substance satisfactory to WFB. In order to induce WFB to enter into the Repurchase Agreement with Starwood Sub, Starwood Property Trust, Inc. (“Starwood Parent”) has agreed to unconditionally guarantee the obligations of Starwood Sub under the Repurchase Agreement.

Pursuant to a separate Acknowledgment and Consent dated as of the date hereof, you have been notified and have acknowledged that Starwood Parent has, in order to secure the obligations of Starwood Sub under the Repurchase Agreement, assigned and granted a security interest in and collaterally assigned to WFB all of Starwood Parent’s right, title and interest in, to and under the ISDA  Master  Agreement dated [                     ],  between  Starwood  Parent and [                     ], together with all currently existing and subsequently arising Schedules, Confirmations and annexes thereto (collectively, the “ISDA Agreement”) and all proceeds thereof, to the extent relating to a Purchased Asset under the Repurchase Agreement.

Notwithstanding anything in the ISDA Agreement or any other payment information or direction provided to you thereunder, Starwood Parent hereby directs you to, and you hereby agree to, remit any and all amounts (including but not limited to any termination payments) otherwise due and payable to Starwood Parent or any other party under the ISDA Agreement, to the extent such amounts relate to a Purchased Asset under the Repurchase Agreement, directly to WFB, in immediately available funds, to the account set forth in Schedule 1 hereto, or to any other account as directed to you in writing by WFB.

B-1

No provision of this letter may be amended, countermanded or otherwise modified without the prior written consent of WFB. WFB is an intended third party beneficiary of this letter.

Please acknowledge receipt and your agreement to the terms of this instruction letter by signing in the signature block below and forwarding executed copies to WFB and Starwood Parent promptly upon receipt.

Any notices to WFB should be delivered to the following address: One Wachovia Center, 301 South College Street, MAC D1053-053, 5th Floor, Charlotte, NC 28202; Attention: Karen Whittlesey; Telephone: (704) 374-7909; Facsimile: (704) 715-0066.

Very truly yours,

STARWOOD PROPERTY TRUST, INC.

By:
Name:
Title:

cc:   Wells Fargo Bank, National Association

One Wells Fargo Center

301 South College Street

MAC D1053-053, 5th Floor

Charlotte, North Carolina 28202

Attention: H. Lee Goins III

B-2

ACKNOWLEDGED AND AGREED:

[HEDGE COUNTERPARTY]

By:
Name:
Title:

STARWOOD PROPERTY MORTGAGE
SUB-2, L.L.C., a Delaware limited liability company

By:
Name:
Title:

STARWOOD PROPERTY MORTGAGE
SUB-2-A, L.L.C., a Delaware limited liability company

By:
Name:
Title:

SPT CA FUNDINGS 2, LLC, a Delaware limited liability company

By:
Name:
Title:

B-3